Exhibit 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      1mage Software, Inc.
      Englewood, Colorado


         We consent to the incorporation by reference in Form S-3 (SEC File No. 333-35265) and Form S-8 (SEC File No's. 33-78096, 33-86760 and 333-30787)
      of our report dated February 2, 2002, relating to the balance sheets of 1mage Software, Inc. as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, as included in this Form 10-K.



                                                             /s/ BKD, LLP


      Denver, Colorado.
      February 2, 2002


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